Exhibit 99.1

Contact: Liz Sharp, VP Investor Relations

Smith & Wesson Holding Corporation

(413) 747-3304

lsharp@smith-wesson.com

Smith & Wesson Holding Corporation Reports

Third Quarter Fiscal 2014 Financial Results

• Net Sales of $145.9 Million

• Net Sales Growth of 16.7% Excluding Walther®

• Net Income from Continuing Operations Per Diluted Share Increased to $0.35 from $0.26 a Year Ago, up 34.6%

• Quarterly Gross Margin of 40.2% vs. 36.6% a Year Ago

SPRINGFIELD, Mass., March 4, 2014 -- Smith & Wesson Holding Corporation (NASDAQ Global Select: SWHC), a leader in firearm manufacturing and design, today announced financial results for the third fiscal quarter ended January 31, 2014.

Third Quarter Fiscal 2014 Financial Highlights

•	Net sales for the third quarter were $145.9 million, up 7.1% from the third quarter last year. When excluding Walther products that were sold in the prior year pursuant to a distribution agreement that has since ended, net sales growth was 16.7%. Handgun sales, which include sales of the company’s popular M&P® pistols, grew 29.9% versus the year ago quarter.

•	Gross profit for the third quarter was $58.7 million, or 40.2% of net sales, compared with gross profit of $49.9 million, or 36.6% of net sales, for the comparable quarter last year. Gross profit margin improved as a result of favorable product mix, absorption, and manufacturing efficiencies, as well as reduced promotions and the absence of lower-margin Walther product sales.

•	Operating expenses for the third quarter were $27.5 million, or 18.9% of net sales, compared with operating expenses of $21.9 million, or 16.1% of net sales, for the third quarter last year. A significant portion of the operating expense increase related to the company’s ERP implementation, which commenced in the second quarter.

•	Operating income for the third quarter was 21.3% of net sales compared with 20.6% for the third quarter last year.

•	Income from continuing operations for the third quarter was $20.1 million, or $0.35 per diluted share, compared with $17.5 million, or $0.26 per diluted share, for the third quarter last year.

•	Non-GAAP Adjusted EBITDAS from continuing operations for the third quarter increased to $37.5 million from $33.3 million for the third quarter last year.

•	Operating cash generated for the third quarter was $29.6 million. Cash used in investing activities of $21.9 million included capital spending of $10.2 million and equipment deposits of $11.7 million, yielding free cash flow of $7.6 million. The company also used $15.3 million in cash from financing activities, primarily relating to its stock buyback program.

James Debney, Smith & Wesson Holding Corporation President and Chief Executive Officer, stated, “Our performance for the third quarter of fiscal 2014 reflected the ongoing successful execution of our growth strategy. We maintained our focus on increasing market share of our Smith & Wesson® M&P® polymer pistol family of products and thereby delivered handgun revenue growth of nearly 30%, a solid result when we consider that the year-ago quarter reflected a surge in consumer demand. We continued to demonstrate our strong track record of new product development, launching several new products at SHOT Show® in January, particularly in the revolver category, all of which were well received and drew incremental orders from our customers. Our financial results were highlighted by our delivery of double-digit growth in net income and the ongoing expansion of our gross margins, all while we continued to drive a number of initiatives designed to strengthen our business and return increased value to our stockholders. We believe that our long-standing approach of growing our business through the addition of flexible capacity has positioned us well to adapt to our dynamic environment.”

Jeffrey D. Buchanan, Smith & Wesson Holding Corporation Executive Vice President and Chief Financial Officer, stated, “During the third quarter, we repurchased 1.14 million shares of our common stock for $15 million. Since December 2012, we have repurchased a total of 12.3 million shares of our common stock valued at $135 million, representing a total reduction in shares outstanding of nearly 19.0%. With the successful completion of our stock buyback program, we continued to optimize our capital structure. Overall, our balance sheet remains flexible and strong with no borrowings under our credit facility.”

Financial Outlook

The company estimates net sales for the fourth quarter of fiscal 2014 to be between $159.0 million and $164.0 million and GAAP earnings per diluted share from continuing operations of between $0.37 and $0.40.

The company has raised its full year fiscal 2014 guidance. It now estimates net sales of between $615.0 million and $620.0 million and GAAP earnings per diluted share from continuing operations of between $1.39 and $1.42.

All guidance takes into account the expected impact of the implementation of the company’s new ERP system throughout fiscal 2014. While implementation costs are projected to continue in the fourth quarter, those costs are expected to continue to diminish from second quarter levels, since the most challenging aspects of the project have been completed and the system has reached steady-state mode.

Conference Call and Webcast

The company will host a conference call and webcast today, March 4, 2014, to discuss its third quarter fiscal 2014 financial and operational results. Speakers on the conference call will include James Debney, President and Chief Executive Officer, and Jeffrey D. Buchanan, Executive Vice President and Chief Financial Officer. The conference call may include forward-looking statements. The conference call and webcast will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Those interested in listening to the call via telephone may call directly at (617) 213-8052 and reference conference code 22615200. No RSVP is necessary. The conference call audio webcast can also be accessed live and for replay on the company’s website at www.smith-wesson.com, under the Investor Relations section. The company will maintain an audio replay of this conference call on its website for a period of time after the call. No other audio replay will be available.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, certain non-GAAP financial measures, including “Adjusted EBITDAS” and “free cash flow” are presented. From time to time, the company considers and uses Adjusted EBITDAS and free cash flow as supplemental measures of operating performance in order to provide the reader with an improved understanding of underlying performance trends. Adjusted EBITDAS excludes the effects of interest expense, income taxes, depreciation of tangible fixed assets, amortization of intangible assets, stock-based compensation expense, plant consolidation costs, DOJ and SEC investigation costs, and certain other transactions. See the attached “Reconciliation of GAAP Income from Operations to Adjusted EBITDAS” for a detailed explanation of the amounts excluded from and included in net income to arrive at Adjusted EBITDAS for the three month and nine month periods ended January 31, 2014 and 2013. Free cash flow is defined as cash flow provided by operating activities less capital expenditures, which include purchases of property, equipment, patents, and software and deposits on fixed assets.

Adjusted or non-GAAP financial measures provide investors and the company with supplemental measures of operating performance and trends that facilitate comparisons between periods before, during, and after certain items that would not otherwise be apparent on a GAAP basis. Adjusted financial measures are not, and should not be viewed as, a substitute for GAAP results. The company’s definition of these adjusted financial measures may differ from similarly named measures used by others.

About Smith & Wesson

Smith & Wesson Holding Corporation (NASDAQ Global Select: SWHC) is a U.S.-based leader in firearm manufacturing and design, delivering a broad portfolio of quality firearms, related products, and training to the global military, law enforcement, and consumer markets. The company’s brands include Smith & Wesson®, M&P® and Thompson/Center Arms™. Smith & Wesson facilities are located in Massachusetts and Maine. For more information on Smith & Wesson, call (800) 331-0852 or log on to www.smith-wesson.com.

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include the company’s belief that its performance for the third quarter of fiscal 2014 reflected the ongoing successful execution of its growth strategy; the company’s belief that it maintained its focus on increasing market share of its M&P polymer pistol family of products and thereby delivered handgun revenue growth of nearly 30%, a solid result when the year-ago quarter reflected a surge in consumer demand; the company’s belief that it continued to demonstrate its strong track record of new product development, launching several new products at SHOT Show in January, particularly in the revolver category, all of which were well received and drew incremental orders from its customers; the company’s belief that it continued to drive a number of initiatives designed to strengthen its business and return increased value to its stockholders; the company’s belief that its long-standing approach of growing its business through the addition of flexible capacity positioned it well to adapt to its dynamic environment; the company’s belief that with the successful completion of its stock buyback program, it continued to optimize its capital structure; the company’s belief that its balance sheet remains flexible and strong with no borrowings under its credit facility; the company’s expectations for net sales and GAAP earnings per diluted share from continuing operations for the fourth quarter of fiscal 2014; the company’s expectations for net sales and GAAP earnings per diluted share from continuing operations for fiscal 2014; and the company’s belief that while implementation costs for the company’s new ERP system are expected to continue in the fourth quarter, those costs are expected to continue to diminish from second quarter levels, since the most challenging aspects of the project have been completed and the system has reached steady-state mode. We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include the demand for our products; the costs and ultimate conclusion of certain legal matters, including the DOJ and SEC matters; the state of the U.S. economy; general economic conditions and consumer spending patterns; the potential for increased regulation of firearms and firearm-related products; speculation surrounding fears of terrorism and crime; our growth opportunities; our anticipated growth; our ability to increase demand for our products in various markets, including consumer, law enforcement, and military channels, domestically and internationally; the position of our hunting products in the consumer discretionary marketplace and distribution channel; our penetration rates in new and existing markets; our strategies; our ability to introduce new products; the success of new products; our ability to expand our markets; the potential for cancellation of orders from our backlog; and other risks detailed from time to time in our reports filed with the SEC, including our Form 10-K Report for the fiscal year ended April 30, 2013.

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Unaudited)

	For the Three Months Ended:		For the Nine Months Ended:
	January 31, 2014	January 31, 2013	January 31, 2014	January 31, 2013
		(In thousands, except per share data)
Net sales	$145,881	$136,242	$456,195	$408,797
Cost of sales	87,230	86,310	266,834	259,171

Gross profit	58,651	49,932	189,361	149,626

Operating expenses:
Research and development	1,456	952	4,119	3,392
Selling and marketing	8,921	8,356	24,150	23,272
General and administrative	17,154	12,576	53,184	36,994

Total operating expenses	27,531	21,884	81,453	63,658

Operating income from continuing operations	31,120	28,048	107,908	85,968

Other income/(expense):
Other income/(expense), net	(6)	—	35	39
Interest income	33	48	143	750
Interest expense	(1,771)	(1,240)	(10,490)	(4,571)

Total other income/(expense), net	(1,744)	(1,192)	(10,312)	(3,782)

Income from continuing operations before income taxes	29,376	26,856	97,596	82,186
Income tax expense	9,319	9,350	33,868	29,410

Income from continuing operations	20,057	17,506	63,728	52,776
Discontinued operations:
Loss from operations of discontinued security solutions division	(75)	(601)	(349)	(3,150)
Income tax expense/(benefit)	(803)	2,329	(870)	(3,921)

Income/(loss) from discontinued operations	728	(2,930)	521	771

Net income/comprehensive income	$20,785	$14,576	$64,249	$53,547

Net income per share:
Basic - continuing operations	$0.36	$0.27	$1.07	$0.81

Basic - net income	$0.37	$0.22	$1.07	$0.82

Diluted - continuing operations	$0.35	$0.26	$1.03	$0.79

Diluted - net income	$0.36	$0.22	$1.04	$0.80

Weighted average number of common shares outstanding:
Basic	55,583	65,149	59,815	65,457
Diluted	57,024	66,421	62,065	66,909

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	As of:
	January 31, 2014	April 30, 2013
	(In thousands, except per value and share data)
ASSETS
Current assets:
Cash and cash equivalents, including restricted cash of $3,345 on April 30, 2013	$45,288	$100,487
Accounts receivable, net of allowance for doubtful accounts of $1,269 on January 31, 2014 and $1,128 on April 30, 2013	52,662	46,088
Inventories	86,807	62,998
Prepaid expenses and other current assets	6,693	4,824
Deferred income taxes	12,076	12,076
Income tax receivable	8,669	3,093

Total current assets	212,195	229,566

Property, plant, and equipment, net	108,740	86,382
Intangibles, net	3,511	3,965
Other assets	21,656	7,076

	$346,102	$326,989

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$45,377	$31,220
Accrued expenses	10,829	16,033
Accrued payroll	12,013	13,096
Accrued taxes other than income	5,362	5,349
Accrued profit sharing	7,688	9,587
Accrued product/municipal liability	1,355	1,551
Accrued warranty	5,274	5,757
Current portion of notes payable	319	—

Total current liabilities	88,217	82,593

Deferred income taxes	7,863	7,863

Notes payable, net of current portion	100,000	43,559

Other non-current liabilities	11,099	11,675

Total liabilities	207,179	145,690

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value, 20,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.001 par value, 100,000,000 shares authorized, 68,375,833 shares issued and 54,918,526 shares outstanding on January 31, 2014 and 67,596,716 shares issued and 64,297,113 shares outstanding on April 30, 2013	68	68
Additional paid-in capital	208,382	199,120
Retained earnings	72,683	8,434
Accumulated other comprehensive income	73	73
Treasury stock, at cost (13,457,307 common shares on January 31, 2014 and 3,299,603 common shares on April 30, 2013)	(142,283)	(26,396)

Total stockholders’ equity	138,923	181,299

	$346,102	$326,989

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended:
	January 31, 2014	January 31, 2013
	(In thousands)
Cash flows from operating activities:
Net Income	$64,249	$53,547
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	16,066	12,023
Loss on sale of business including loss on sale of discontinued operations, including $45 of stock-based compensation expense	—	1,222
Loss on sale/disposition of assets	52	277
Provisions for losses on accounts receivable	80	378
Change in disposal group assets and liabilities	—	(1,215)
Stock-based compensation expense	6,651	3,086
Changes in operating assets and liabilities:
Accounts receivable	(6,654)	9,064
Inventories	(23,809)	(13,912)
Prepaid expenses and other current assets	(1,869)	(1,150)
Income tax receivable	(5,576)	(6,091)
Accounts payable	14,157	(4,241)
Accrued payroll	(1,083)	1,867
Accrued taxes other than income	13	589
Accrued profit sharing	(1,899)	(909)
Accrued other expenses	(5,204)	(7,795)
Accrued product/municipal liability	(196)	120
Accrued warranty	(483)	(335)
Other assets	(141)	(45)
Other non-current liabilities	(129)	284

Net cash provided by operating activities	54,225	46,764

Cash flows from investing activities:
Proceeds from sale of business	—	7,500
Deposits on machinery and equipment	(12,415)	—
Receipts from note receivable	57	55
Payments to acquire patents and software	(135)	(36)
Proceeds from sale of property and equipment	101	1,037
Payments to acquire property and equipment	(36,283)	(28,399)

Net cash used in investing activities	(48,675)	(19,843)

Cash flows from financing activities:
Proceeds from loans and notes payable	101,584	1,753
Cash paid for debt issue costs	(3,786)	—
Payments on capital lease obligation	(447)	(450)
Payments on loans and notes payable	(44,824)	(8,034)
Payments to acquire treasury stock	(115,887)	(20,000)
Proceeds from exercise of options to acquire common stock, including employee stock purchase plan	2,026	4,095
Taxes paid related to restricted stock issuance	(1,087)	—
Excess tax benefit of stock-based compensation	1,672	997

Net cash used in financing activities	(60,749)	(21,639)

Net (decrease)/increase in cash and cash equivalents	(55,199)	5,282
Cash and cash equivalents, beginning of period	100,487	56,717

Cash and cash equivalents, end of period	$45,288	$61,999

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$7,615	$5,252
Income taxes	38,130	30,976

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP INCOME FROM OPERATIONS TO ADJUSTED EBITDAS

(Unaudited)

	For the Three Months Ended January 31, 2014:			For the Three Months Ended January 31, 2013:
	Continuing	Discontinued	Total	Continuing	Discontinued	Total
Income from operations	$20,057	$728	$20,785	$17,506	$(2,930)	$14,576
Interest expense	1,771	—	1,771	1,240	—	1,240
Income tax expense	9,319	(803)	8,516	9,350	2,329	11,679
Depreciation and amortization	4,673	—	4,673	3,825	—	3,825
Stock compensation expense	1,877	—	1,877	1,180	—	1,180
Loss on sale of discontinued operations	—	—	—	—	424	424
DOJ/SEC costs	(237)	—	(237)	221	—	221

Adjusted EBITDAS	$37,460	$(75)	$37,385	$33,322	$(177)	$33,145

	For the Nine Months Ended January 31, 2014:			For the Nine Months Ended January 31, 2013:
	Continuing	Discontinued	Total	Continuing	Discontinued	Total
Income from operations	$63,728	$521	$64,249	$52,776	$771	$53,547
Interest expense	10,490	—	10,490	3,963	608	4,571
Income tax expense	33,868	(870)	32,998	29,410	(3,921)	25,489
Depreciation and amortization	14,363	—	14,363	11,465	—	11,465
Stock compensation expense	6,651	—	6,651	3,109	(22)	3,087
Loss on sale of discontinued operations	—	—	—	—	1,222	1,222
DOJ/SEC costs	445	—	445	766	—	766

Adjusted EBITDAS	$129,545	$(349)	$129,196	$101,489	$(1,342)	$100,147

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

RECONCILIATION OF FREE CASH FLOW

(Unaudited)

	For the Three Months Ended:		For the Nine Months Ended:
	January 31, 2014	January 31, 2013	January 31, 2014	January 31, 2013
	(In thousands)		(In thousands)
Cash provided by operating activities	$29,566	$32,993	$54,225	$46,764
Deposits on machinery and equipment	(11,739)	—	(12,415)	—
Payments to acquire patents and equipment	(54)	(14)	(135)	(36)
Payments to acquire property and equipment	(10,208)	(12,563)	(36,283)	(28,399)

Total free cash flow	$7,565	$20,416	$5,392	$18,329